Exhibit 99.1

For additional information, contact: E.L. Spencer, Jr. Chairman, CEO and President (334) 821-9200

Press Release—July 25, 2007

AUBURN NATIONAL BANCORPORATION UPGRADES

TO NASDAQ GLOBAL MARKET

AUBURN, Alabama – Auburn National Bancorporation (NASDAQ: AUBN) today announced that its NASDAQ Global Market application has been approved. Trading of the Company’s shares on the NASDAQ Global Market will commence with the opening of trading on Thursday, July 26, 2007. Auburn National Bancorporation has been trading on the NASDAQ Capital Market (formerly known as the NASDAQ SmallCap Market) since 1995, and its shares will continue to be traded under the same ticker symbol, AUBN, on the NASDAQ Global Market. The Company currently has a market capitalization of approximately $92 million, based on its closing share price of $24.81 on July 24, 2007, with approximately 3.7 million shares outstanding and over 400 shareholders. Market makers designated by NASDAQ as Select Market Makers for the Company’s stock are Sterne, Agee, & Leach, Inc. and Citigroup Global Markets, Inc.

“The NASDAQ Global Market sets higher requirements for stockholders’ equity, net earnings, and market value,” said E.L. Spencer, Jr., Chairman, CEO and President of Auburn National Bancorporation. “Qualifying for the NASDAQ Global Market reflects our ongoing commitment to maximize shareholder value. We believe this move to the Global Market will increase our visibility and credibility, enabling our shareholders to benefit from increased liquidity and the trading efficiency that this market offers.”

About the NASDAQ Global Market

The NASDAQ Global Market consists of over 1,450 companies that have applied for listing, having met and continued to meet stringent financial and liquidity requirement and agreed to meet specific corporate governance standards. Formerly called the NASDAQ National Market, this market was renamed in 2006 to reflect the global leadership and international reach of this market and the companies whose securities are listed here. For more information on the requirements to be included on the NASDAQ Global Market, please refer to this link http://www.nasdaq.com/about/nasdaq_listing_req_fees.pdf

About Auburn National Bancorporation

The Company is a bank holding company with total assets of approximately $652 million. AuburnBank (the “Bank”), the Company’s principal subsidiary, is an Alabama state-chartered bank that is a member of the Federal Reserve System and has operated continuously since 1907. Both the Company and the Bank are headquartered in Auburn, Alabama. The Bank conducts its business in East Alabama, including Lee County and surrounding areas. The Bank operates full-service branches in Auburn, Opelika, Hurtsboro and Notasulga, Alabama. In-store branches are located in the Auburn and Opelika Kroger stores, as well as Wal-Mart SuperCenter stores in Auburn, Opelika, and Phenix City, Alabama. Mortgage loan offices are located in Phenix City, Valley, Mountain Brook, and Orange Beach, Alabama. Additional information about the Company and the Bank may be found by visiting www.auburnbank.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, without limitation, statements about the effects of listing on the NASDAQ Global Market, trading markets and conditions, available liquidity and the activities of market makers, as well as statements with respect to our objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or the Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2006, and subsequent quarterly reports, and otherwise in our SEC reports and filings.